STATE OF FLORIDA

COUNTY OF ORANGE

POWER OF ATTORNEY

       KNOW  ALL  MEN  BY  THESE  PRESENTS, that I, Robert L. Fornaro, a Director of AirTran Holdings, Inc., a
Nevada Corporation, do constitute and appoint Richard P. Magurno, Steven Rossum and Arne Haak my true and lawful attorneys-in-fact, with full power of substitution, to act individually or jointly, for me in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4, or Form 5, respecting the securities of AirTran Holdings, Inc. , and to file the same with the
Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendment to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

 The authority of my attorney-in-fact shall be effective until I expressly revoke it in writing and file same with the Securities and Exchange Commission.

 I acknowledge that I have granted the power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither AirTran Holdings, Inc. nor my attorney-in-fact, has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of February 2010.

       Signature__/s/________________________

       Name:  Robert L. Fornaro

ACKNOWLEDGMENT

 Before me this 1st day of February , 2010, came Robert L. Fornaro, personally known to me, who was in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

       ____________/s/______________________
                 NOTARY PUBLIC  -  Phyllis Jones
    State of Florida

    My commission expires: 11/13/2012